Exhibit 5.2

July 2, 2026

RedHill Biopharma Ltd.

21 Ha'arba'a Street

Tel Aviv 6473921

Israel

Ladies and Gentlemen:

We have acted as U.S. counsel to RedHill Biopharma Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the resale or distribution by the selling shareholders of up to an aggregate of 26,228,573 American Depositary Shares (the “ADSs”), each ADS representing ten thousand (10,000) ordinary shares of the Company, NIS 0.01 par value per share (the “Ordinary Shares”), consisting of (A)(i) up to 8,571,429 ADSs issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”) to purchase ADSs, (ii) up to 8,571,429 ADSs issuable upon exercise of Series A-1 warrants (the “Series A-1 Warrants”) to purchase ADSs and (iii) up to 8,571,429 ADSs issuable upon exercise of Series A-2 warrants (together with the Pre-Funded Warrants and Series A-1 Warrants, the “Investor Warrants”), all issued pursuant to the Securities Purchase Agreement, dated as of June 18, 2026, by and between the Company and the purchaser named on the signature page thereto, and (B) up to 514,286 ADSs issuable upon exercise of warrants (the “Placement Agent Warrants”, and together with the Investor Warrants, the “Warrants”) to purchase ADSs issued pursuant to an engagement letter, dated April 24, 2026 , between us and H.C. Wainwright & Co., pursuant to the registration statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on July 2, 2026. The ADSs will be issued pursuant to a Deposit Agreement, dated as of December 26, 2012, by and among the Company, The Bank of New York Mellon, as depositary, and owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”).

In rendering the opinion expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and the prospectus contained therein; (ii) the Deposit Agreement; (iii) the Warrants and (iv) such other corporate records, documents and instruments of the Company as we have deemed necessary for the expression of the opinion stated herein.

As to questions of fact material to the opinion expressed below, we have, without independent verification of their accuracy, relied to the extent we deem reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examination, we have assumed certain matters with respect to the Company, including the valid existence, good standing, power and authority of the Company. In addition, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies; (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto (except with respect to the Company to the extent necessary to render the opinion below); and (v) that all factual information on which we have relied was accurate and complete.

We have also assumed that (i) the Company will continue to be organized and in existence and good standing under the law of the jurisdiction in which it is organized; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or, if applicable, any prospectus supplement will have been issued; (iv) all ADSs will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the prospectus; (v) each of the ADSs and Deposit Agreement will be governed by the internal laws of the State of New York; and (iv) the Warrants have been duly authorized and executed by the Company and delivered against payment in full of the consideration payable therefor.

RedHill Biopharma Ltd.

July 2, 2026

Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that when the ADSs are issued in accordance with the terms of the Warrants, as applicable, and the Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares, such ADSs will be duly and validly issued under the Deposit Agreement and will entitle the holders thereof to the rights specified therein.

The opinion set forth above is subject to the following qualifications, limitations and exceptions:

(a) The opinion is subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally; (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances; and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) The opinion is subject to the effect of (i) general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, general matters of public policy and other similar doctrines generally affecting the enforceability of agreements (regardless of whether considered in a proceeding in equity or at law); (ii) obligations of good faith and fair dealing under New York law; (iii) provisions purporting to make a guarantor primarily liable rather than as a surety; and (iv) other commonly-recognized statutory and judicial constraints on enforceability, including statutes of limitation, limitations on rights to indemnification that contravene law or public policy and the effectiveness of waivers of rights or benefits that cannot be effectively waived under applicable law.

(c) In rendering the opinion set forth above, we have assumed that, at the time of the sale of the ADSs there will not have occurred any change in the laws affecting the authorization, execution, delivery, issuance, sale, ranking, validity or enforceability of the ADSs.

The opinion expressed herein is limited to the federal laws of the United States of America, and, to the extent relevant to the opinion expressed herein, the laws of the State of New York, in each case as in effect on the date hereof (all of the foregoing being referred to as the “Opined on Law”). We do not express any opinion with respect to any other laws, or the laws of any other jurisdiction (including, without limitation, any laws of any other jurisdiction which might be referenced by the choice-of-law rules of the Opined on Law), other than the Opined on Law, or as to the effect of any such other laws on the opinion herein stated. Various issues concerning the laws of the State of Israel are addressed in the opinion of Goldfarb Gross Seligman & Co. filed as an exhibit to the Registration Statement. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with the Company’s consent, assumed such matters. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur.

This opinion is being rendered solely in connection with the registration of the offering and sale of the ADSs, pursuant to the registration requirements of the Securities Act.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm contained therein under the heading “Legal Matters.”  In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Haynes and Boone, LLP Haynes and Boone, LLP

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